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                                                                Exhibit 99.1


For Release: August 19, 2010 at 1:30 p.m. PT
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         NORDSTROM BOARD OF DIRECTORS AUTHORIZES $500 MILLION SHARE REPURCHASE
                     PROGRAM AND APPROVES QUARTERLY DIVIDEND

   SEATTLE, Wash. - (August 19, 2010) - Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors has authorized a repurchase program of up to $500 million of the Company's outstanding common stock, through January 28, 2012. The shares are expected to be acquired through open market transactions. The Company intends to fund the repurchase program from existing cash on-hand. The actual number and timing of share repurchases, if any, will be subject to market conditions and applicable Securities and Exchange Commission rules.

   Nordstrom also announced today that its board of directors has approved a quarterly dividend of 20 cents per share payable on September 15, 2010, to shareholders of record on August 31, 2010.


ABOUT NORDSTROM
   Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 193 stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 114 full-line stores, 76 Nordstrom Racks, two Jeffrey boutiques, and one clearance store. Nordstrom also serves customers through its online presence at www.nordstrom.com and through its catalogs. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.

   Certain statements in this news release contain or may suggest "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including, but not limited to, the timing and amounts of share repurchases and trends in company operations. Such statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including but not limited to: the impact of deteriorating economic and market conditions and the resultant impact on consumer spending patterns, our ability to respond to the business environment and fashion trends, our ability to safeguard our brand and reputation, effective inventory management, efficient and proper allocation of our capital resources, successful execution of our store growth strategy including the timely completion of construction associated with newly planned stores, relocations and remodels, all of which may be impacted by the financial health of third parties, our compliance with applicable banking and related laws and regulations impacting our ability to extend credit to our customers, trends in personal bankruptcies and bad debt write-offs, availability and cost of credit, impact of the current regulatory environment and financial system reforms, changes in interest rates, disruptions in our supply chain, our ability to maintain our relationships with vendors and developers who may be experiencing economic difficulties, the geographic locations of our stores, our ability to maintain relationships with our employees and to effectively train and develop our future leaders, our compliance with information security and privacy laws and regulations, employment laws and regulations and other laws and regulations applicable to us, successful execution of our information technology strategy, successful execution of our multi-channel strategy, risks related to fluctuations in world currencies, public health concerns and the resulting impact on consumer spending patterns, supply chain, and employee health, weather conditions and hazards of nature that affect consumer traffic and consumers' purchasing patterns, the effectiveness of planned advertising, marketing and promotional
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campaigns, our ability to control costs, and the timing and amounts of any share repurchases by the company. Our SEC reports, including our Form 10-K for the fiscal year ended January 30, 2010, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.



Investor Contact:                                   Media Contact:
Sandy Fabre                                         Colin Johnson
Nordstrom, Inc.                                     Nordstrom, Inc.
(206) 233-6563                                      (206) 373-3036